Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

FIRST WEST VIRGINIA BANCORP, INC.

ARTICLE I

Meetings of Shareholders

Section 1.01. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the. main office of the corporation, Wheeling, West Virginia or such other place as the Board of Directors may designate at 4:00 P.M., on the second Tuesday of May of each year. Notice of such meeting shall be mailed, postage prepaid, not less than ten nor more than sixty days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the, corporation. If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.02. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the corporation. Every special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than five days nor more than forty days prior to the date fixed for such meeting, to each shareholder at his or her address appearing on the books of the corporation, a notice stating the purpose of the meeting.

Section 1.03. LIST OF SHAREHOLDERS. The officer or agent having charge of the stock transfer book for shares of the corporation shall make a complete record of the shareholders entitled to vote at any shareholders’ meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 1.04. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing, and shall be delivered or mailed to the President of the corporation or to the Chairman of the Board of the corporation not less than fourteen days nor more than forty days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the corporation or the Chairman of the Board of the corporation not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the corporation that will be voted by him or her for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith, may, in the discretion of the presiding officer, be disregarded, and upon the presiding officer’s instructions, the vote tellers shall disregard all votes cast for each such nominee. Nothing in this paragraph shall be construed as abridging or altering any of the provisions of W. Va. Code 31-1-93, regarding the procedure for cumulative voting.

Section 1.05. JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors, none of which judges shall be directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the presiding officer of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.06. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing but no officer or employee of this corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.07. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

Section 1.08. OFFICERS OF SHAREHOLDERS MEETINGS. At each shareholder meeting the Chairman of the Board of Directors shall preside. In absence of the Chairman, the President shall preside. The Secretary of the Board of Directors shall keep accurate minutes of each meeting, and said minutes shall be signed by the presiding officer and the Secretary shall make permanent record in the Minutes Book to be kept for that purpose. These minutes shall be read, corrected if necessary, and approved at the next meeting of the shareholders.

Section 1.09. VOTING PROCEDURE AT MEETINGS. In elections of Directors, each shareholder shall have the right to cast one vote for each share of stock owned by him or her and entitled to a vote, and the shareholder may cast the same in person or by proxy, for as many persons as there are directors to be elected, or the shareholder may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or the shareholder may distribute them on the same principle among as many candidates and in such manner as the shareholder shall desire, and the directors shall not be elected in any other manner. On any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one vote for each share of stock owned by him or her and entitled to a vote, and the shareholder may exercise this right in person or by proxy.

ARTICLE II

Seal

Section 2.01. The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word “SEAL” engraved across the center. It shall remain in the custody of the Secretary, and it or a facsimile thereof shall be affixed to all certificates of the corporation’s shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the corporation, or by any Transfer Agent of its shares.

ARTICLE III

Shares

Section 3.01. CERTIFICATES. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice-President, and the Secretary or an Assistant Secretary, the seal of the corporation, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

Section 3.02. TRANSFERS. (a) The shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representatives, by the surrender of the certificate thereof for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties.

(b) All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to-wit: the President or a Vice President, and the Treasurer or Secretary, or an Assistant Treasurer or an Assistant Secretary; or by any person or persons thereunto authorized by the Board of Directors.

Section 3.03. LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters.

Section 3.04. FIXING RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 3.05. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of West Virginia.

ARTICLE IV

Directors

Section 4.01. BOARD OF DIRECTORS. The Board of Directors (sometimes referred to as the “Board”) shall have power to manage and administer the business and affairs of the corporation. Except as expressly limited by law and the Articles of Incorporation, all corporate powers of the corporation shall be vested in and may be exercised by said Board.

Section 4.02. NUMBER. The Board shall consist of not less than four nor more than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (a) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (b) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Section 4.03. CLASSIFICATION. The directors of the corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the Board of Directors, and all directors of the corporation shall hold office until their successors are elected and qualified. At the first meeting held for the election of the three classes of directors, the directors of the first class shall be elected for a term of one year; the directors of the second class shall be elected for a term of two years; and the directors of the third class for a term of three years; and at each annual election thereafter the successors to the class of directors whose term shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year.

Section 4.04. ORGANIZATION MEETING. The Secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the corporation for the purpose of organizing the new Board and electing and appointing officers of the corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 4.05. REGULAR MEETING. The regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the corporation, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telephone, letter, or in person, of each such special meeting.

Section 4.07. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less, number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 4.08. VACANCIES IN THE BOARD. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, the remaining directors, by an affirmative vote of a majority of the entire Board at any duly convened regular meeting, may elect a successor to hold office until the next annual meeting of shareholders, at which time a director shall be elected for the remaining unexpired portion of the term of the director whose place shall be vacant.

Section 4.09. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum may be allowed for each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed such compensation as the Board of Directors may determine for participation in committee assignments. Directors who are also salaried officers of the corporation or any of its subsidiaries shall not be separately compensated for services as directors unless compensation is specifically authorized by the Board.

Section 4.10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the directors of the corporation. The Board may designate one or more of the directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.11. AGREEMENTS IN WRITING. Whenever the vote of directors is required or permitted to be taken at a meeting of the Board of Directors or of any committee in connection with any corporate action, the meeting and vote may be dispensed with if all of the directors shall agree in writing to such corporate action being taken; and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors, at a meeting called and legally held.

Section 4.12. TELEPHONE CONFERENCES. One or more directors may participate in a meeting of the Board of Directors or of any committee by means of conference telephone or other electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the directors is required or permitted in connection with any corporate action, such vote may be taken orally during an electronic conference, and the agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting for the purpose, if the agreement is reduced to writing and approved by the directors at the next regular meeting of the Board or committee, as the case may be, after the conference.

ARTICLE V

Chairman and Vice-Chairman of the Board

Section 5.01. The Board of Directors may appoint one of its members to be Chairman of the Board and one of its members to be Vice-Chairman of the Board, each to serve at the pleasure of the Board. The Chairman shall preside at all meetings of the shareholders and the Board of Directors. The Chairman shall have and may exercise such powers and duties as from time to time may be conferred upon, or assigned to him or her by the Board of Directors. In the event of the absence or incapacity of the Chairman, the Vice-Chairman shall exercise the powers and duties of the Chairman.

ARTICLE VI

Officers and Employees

Section 6.01. ELECTION OF OFFICERS. At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, and at any special meeting provided for in Section 4.06, the Board of Directors shall elect officers of the corporation (including the President), and designate and appoint such subordinate officers and employees as it shall determine. They may also appoint an executive committee or committees from their number and define their powers and duties.

Section 6.02. OFFICERS. The officers of this corporation shall be a President, who shall be a director, and also a Vice-President, a Secretary, and a Treasurer who may or may not be directors. Said officers shall be chosen by the Board of Directors, and shall hold office for one year, or until their successors are elected and qualified. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Any officer or employee elected or appointed by the Board of Directors may be removed at any time upon vote of the majority of the whole Board of Directors.

The same person may hold more than one office, other than that of President and Secretary.

In case of the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director.

The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 6.03. DUTIES OF OFFICERS. President – In the absence of the Chairman and the Vice-Chairman of the Board, the President shall preside at all meetings of shareholders and directors. The President shall be the chief executive officer of the corporation, shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned from time to time by the Board of Directors.

Vice President – The Vice President shall perform all duties of the President in the absence of the President or during the President’s inability to act, and shall have such other and further powers, and shall perform such other and further duties as may be assigned by the Board of Directors.

Secretary – The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of the same, which shall be attested by him or her. The Secretary shall keep such books as may be required by the Board of

Directors, shall take charge of the seal of the corporation, and generally shall perform such duties as may be required by the Board of Directors.

Treasurer – The Treasurer shall have the custody of the funds and securities of the corporation which may come into his or her hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper the Treasurer may endorse on behalf of the corporation for collection, checks, notes and other obligations. The Treasurer shall deposit the funds of the corporation to its credit in such banks and depositories as the Board of Directors may, from time to time, designate. The Treasurer shall submit to the annual meeting of the shareholders a statement of the financial condition of the corporation, and whenever required by the Board of Directors, shall make and render a statement of accounts and such other statements as may be required. The Treasurer shall keep in books of the corporation full and accurate records of all monies received and paid by him or her for account of the corporation. The Treasurer shall perform such other duties as may, from time to time, be assigned by the Board of Directors.

ARTICLE VII

Order of Business

At all shareholders’ meetings the order or business shall be as follows:

(a) Call to order by the Chairman of the Board, or in the Chairman’s absence, the Vice-Chairman of the Board, or in the Vice-Chairman’s absence, the President of the corporation.

(b) Proof of notice of meeting.

(c) Presentation and examination of proxies.

(d) Reading of minutes of previous meeting.

(e) Report of officers and committees.

(f) Election of directors.

(g) Unfinished business.

(h) New business.

(i) Adjournment.

ARTICLE VIII

Indemnification

Any person, his or her heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expenses incurred in connection with any action, suit, or proceedings, civil or criminal, to which he, she or they shall be made a party by reason of his or her being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he or she served in any such capacity at the request of the corporation. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the corporation; and provided further that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction or the holders of record of a majority of the outstanding shares of the corporation, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors, or administrators, may be entitled as a matter of law.

The corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

ARTICLE IX

Amendment

The Board of Directors of the corporation shall have the power to make, alter, amend and repeal such By-Laws as it may deem necessary and convenient for the regulation and management of the corporation not inconsistent with law or the Articles of Incorporation. All changes hereafter made shall be reported in writing in the notice of the next annual or special meeting of the shareholders.

ARTICLE X

Miscellaneous Provisions

Section 10.01. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

Section 10.02. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the corporation by the President or Vice President. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this section are supplementary to any other provision of these By-Laws.

Section 10.03. RECORDS. The Articles of Incorporation, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, and the standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary appointed to act as Secretary of the meeting.

I do hereby certify that the foregoing is a complete and correct counterpart of the Amended and Restated By-Laws of First West Virginia Bancorp, Inc., duly adopted at a regular meeting of the Board of Directors of the corporation, held the 19th day of December, 2013.

_____________________________(SEAL)